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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: April 1, 2002
                        (Date of earliest event reported)


                                 Prandium, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)



        Delaware               33-14051                    33-0197361
        --------               --------                    ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


                  2701 Alton Parkway, Irvine, California 92606
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (949) 863-8500
                                 --------------
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         On April 8, 2002, the Registrant and FRI-MRD Corporation, a wholly owned subsidiary of the Registrant ("FRI-MRD") commenced a solicitation of votes on a joint prepackaged reorganization plan (the "Plan") from (i) the holders of the Registrant's outstanding 9 3/4% Senior Notes (the "Prandium 9 3/4% Notes"),
(ii) the holders of FRI-MRD's 14% Senior Secured Discount Notes (the "FRI-MRD 14% Notes") and (iii) the holders of FRI-MRD's 15% Senior Discount Notes (the "FRI-MRD 15% Notes"). The Plan is designed to significantly deleverage the Registrant's capital structure, reduce the Registrant's debt service requirements, and enhance the Registrant's ability to grow its business. Implementation of the Plan requires acceptance from holders of at least two-thirds of the outstanding principal amount who vote on the Plan, and a majority in number of holders who vote on the Plan, of each of the Prandium 9 3/4% Notes, FRI-MRD 14% Notes and FRI-MRD 15% Notes.

         As previously disclosed in its public filings, FRI-MRD has entered into agreements with an authorized representative of holders of a majority of the outstanding principal amount of both the FRI-MRD 14% Notes and the FRI-MRD 15% Notes approving the terms of the Plan. An informal group, holding in excess of 50% of the Prandium 9 3/4% Notes, is supportive of the Plan, and as of the date hereof, members of the group holding in excess of 40% of the Prandium 9 3/4% Notes have also entered into an agreement, dated as of April 1, 2002, approving the terms of the Plan. The remaining member of the informal group is in the process of reviewing documents under which it would agree to approve the Plan.

         Under the Plan, the FRI-MRD 14% Notes would be exchanged at a discount for cash and the FRI-MRD 15% Notes would be exchanged at a discount for a combination of cash and new debt. The Prandium 9 3/4% Notes will be cancelled in exchange for new common stock of the Registrant. The Registrant's 10 7/8% Senior Subordinated Discount Notes (the "Prandium 10 7/8% Notes") would be cancelled without receiving any consideration. The current common stock of the Registrant would also be cancelled without receiving any consideration.

         The Plan does not involve any of the Registrant's or FRI-MRD's operating subsidiaries. All other general unsecured claims of the Registrant and FRI-MRD would remain unimpaired.

         The Registrant cannot provide any assurance the Plan will be approved and consummated. If the Plan is not approved and consummated, the

                                       1

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Registrant will need to consider other alternatives, including, but not limited to, a federal bankruptcy filing without a prearranged or prepackaged reorganization plan. There can be no assurance that the Registrant would be able to successfully reorganize in such a proceeding. Under any circumstances, the Registrant does not anticipate that there will be value available for distribution to its current stockholders or the holders of the Prandium 10 7/8% Notes.

         The Registrant issued a related press release on April 8, 2002, which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits
         --------

Exhibit     Description
-------     -----------

99.1        Press release dated April 8, 2002 by Prandium, Inc.

99.2 Offering Memorandum and Disclosure Statement describing Prandium, Inc. and FRI-MRD Corporation's Chapter 11 Plan of Reorganization dated April 1, 2002 (including Prandium, Inc. and FRI-MRD Corporation's Chapter 11 Plan of Reorganization and all exhibits thereto, except for filings under the Securities Exchange Act of
            1934).

99.3 First Supplement, dated April 5, 2002, to Offering Memorandum and Disclosure Statement describing Prandium, Inc. and FRI-MRD Corporation's Chapter 11 Plan of Reorganization dated April 1, 2002.

99.4 Lock-up Agreement, dated as of April 1, 2002, by and among Prandium, Inc. and certain members of that certain informal group of holders of Prandium, Inc.'s 9 3/4% Senior Notes due 2002 listed therein.

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

         Dated: April 9, 2002

                                            PRANDIUM, INC.



                                            By:    /s/ Robert T. Trebing, Jr.
                                                   --------------------------
                                            Name:  Robert T. Trebing, Jr.
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

99.1        Press release dated April 8, 2002 by Prandium, Inc.

99.2 Offering Memorandum and Disclosure Statement describing Prandium, Inc. and FRI-MRD Corporation's Chapter 11 Plan of Reorganization dated April 1, 2002 (including Prandium, Inc. and FRI-MRD Corporation's Chapter 11 Plan of Reorganization and all exhibits thereto, except for filings under the Securities Exchange Act of
            1934).

99.3 First Supplement, dated April 5, 2002, to Offering Memorandum and Disclosure Statement describing Prandium, Inc. and FRI-MRD Corporation's Chapter 11 Plan of Reorganization dated April 1, 2002.

99.4 Lock-up Agreement, dated as of April 1, 2002, by and among Prandium, Inc. and certain members of that certain informal group of holders of Prandium, Inc.'s 9 3/4% Senior Notes due 2002 listed therein.